Exhibit 10.3

LOCK-UP AGREEMENT

LOCK-UP AGREEMENT (this “Agreement”) dated as of June 30, 2005, by and among LIMELIGHT MEDIA GROUP, INC., a Nevada corporation (the “Company”), and David V. Lott (“Lott”).

W I T N E S S E T H

WHEREAS, pursuant to the terms of an Agreement and Plan of Merger dated as of June 30, 2005 (the “Merger Agreement”) by and among the Company, IMPART, Inc., a Washington corporation (“IMPART”), and Limelight Merger II Corp., a Washington corporation, on the date hereof, the Company has agreed to acquire all of the outstanding capital stock of IMPART and, in consideration therefor, to issue to each former IMPART shareholder such number of shares of Common Stock, $.001 par value, of the Company (the “Common Stock”) as determined pursuant to the Merger Agreement; and

WHEREAS, Lott is the President and Chief Executive Officer of the Company and its principal stockholder; and

WHEREAS, as a condition precedent to the consummation of the transactions contemplated by the Merger Agreement, the Company and Lott desire to provide for certain restrictions on the transfer of shares of Common Stock now held or hereafter acquired by Lott;

NOW THEREFORE, in consideration of the premises and the mutual covenants of the parties hereto, it is hereby agreed as follows:

ARTICLE I

CERTAIN DEFINITIONS

1.1          Definitions. Whenever used in this Agreement, unless otherwise defined or the subject matter or context dictates, the following terms shall have these respective meanings:

(a)          “Affiliate” shall have the meaning ascribed to it in Rule 12(b)(2) promulgated under the Securities Exchange Act of 1934, as amended.

(b)          “Agreement” means this Lock-Up Agreement, any agreement which is supplementary to or in amendment or confirmation of this Agreement, and any schedules hereto or thereto.

(c)          “Disposition” shall have the meaning assigned in Section 2.1.

(d)          “Person” means any individual, estate, trust, partnership, joint venture, limited liability company, association, firm, corporation, company or other entity.

(e)          “Shares” mean the shares of Common Stock now held or hereafter acquired by Lott, as well as: (i) any shares into which such shares may be converted, reclassified, redesignated, subdivided, consolidated or otherwise changed; (ii) any shares of the Company or any successor or other body corporate which may be received by the holders of such shares on a merger, amalgamation or other reorganization of or including the Company; and (iii) any securities which may now or hereinafter be convertible or exercisable into such shares.

(f)          “Transfer” shall have the meaning assigned in Section 2.1.

1.2          Extended Meanings. Words importing the singular number include the plural and vice versa and words importing gender include all genders.

ARTICLE II

DISPOSITION OF SHARES

2.1          Restriction on Transfer of Shares. (a) Except as provided in Section 2.1(b), prior to June 30, 2006, Lott may not sell, assign, transfer, mortgage, alienate, pledge, hypothecate, create or permit to exist a security interest in or lien on, place in trust or in any other way encumber or otherwise dispose of (any of the foregoing shall constitute a “Transfer,” and the consummation of such being a “Disposition”) any Shares or any interest therein except as expressly permitted by the terms and provisions of this Agreement. The Company shall have no obligation to recognize or accede to any Disposition or to register any Transfer of Shares on its books unless such Disposition is effected in accordance with the terms and provisions of this Agreement. No Person who purports to be a holder of Shares acquired in violation of the terms and provisions of this Agreement shall be entitled to any rights with respect to such Shares, including any rights to vote such Shares, to receive any dividends declared thereon, or to receive any notice with respect thereto under this Agreement or otherwise.

(b)          Lott may Transfer all or a portion of his Shares (i) in connection with any sale of all or substantially all of the Company’s assets, any Transfer of at least a majority of the Company’s outstanding voting securities (as of immediately prior to such transfer) or any merger or consolidation in which the Company is not the surviving entity (any such transaction, a “Sale Transaction”) or (ii) to the extent necessary, during each monthly period of this Agreement, for Lott to receive net proceeds sufficient to meet his monthly obligations under his Chapter 13 bankruptcy reorganization.

ARTICLE III

MISCELLANEOUS

3.1          Legend. The Company may cause each certificate representing Shares that are subject to this Agreement to have stamped, printed or typed thereon the following legend:

The securities represented by this certificate are subject to a Lock-Up Agreement, dated as of June 30, 2005, among Limelight Media Group Inc. (the “Company”) and certain of its stockholders, a copy of which may be examined at the principal office of the Company.

3.2          Notice. Any notice or document required or permitted by this Agreement to be given to a party hereto shall be in writing and is sufficiently given if delivered personally, or if sent by prepaid certified mail, return receipt requested, to the Company or to Lott, addressed as follows:

the Company:	Limelight Media Group, Inc.
8000 Centerview Parkway
Cordova, Tennessee 38018
Fax No.: (901) 757-1497
Attention: David V. Lott

with a copy to:	Pryor Cashman Sherman & Flynn LLP
410 Park Avenue
New York, N.Y. 10022
Fax No.: (212) 798-6380
Attention: Eric M. Hellige, Esq.

David Lott:	c/o Limelight Media Group, Inc.
8000 Centerview Parkway
Cordova, Tennessee 38018
Fax No.: (901) 757-1497
Attention: David V. Lott

Notice so mailed shall be deemed to have been given upon receipt if delivered personally or on the fifth (5th) business day next following the date of the returned receipt. Any notice delivered to the party to whom it is addressed shall be deemed to have been given and received on the day it is delivered. Any party may from time to time notify the others in the manner provided herein of any change of address which thereafter, until changed by like notice, shall be the address of such party for all purposes hereof.

3.3          Term of Agreement.

(a)          The provisions of this Agreement shall terminate upon the earlier of the consummation of a Sale Transaction, at such time as provided in Article II, or on such earlier date as is mutually agreed in writing by the Company and Lott.

(b)          Nothing contained in this Section 3.3 shall affect or impair any rights or obligations arising prior to the time of the termination of this Agreement, or which may arise by an event causing the termination of this Agreement.

3.4          Severability. If in any jurisdiction, any provision of this Agreement or its application to any party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting the validity or enforceability of such provision in any other jurisdiction or its application to other parties or circumstances.

3.5          Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and together shall constitute one document.

3.6         Entire Agreement; etc. This Agreement sets forth the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, among the parties hereto and there are no warranties, representations and other agreements between the parties hereto in connection with the subject matter hereof except as specifically set forth herein or therein. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the Company and Lott. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

3.7          Governing Law. This Agreement shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in New York.

[remainder of page left intentionally blank]

IN WITNESS WHEREOF, this Lock-Up Agreement has been executed by or on behalf of each of the parties hereto as of the date first above written.

LIMELIGHT MEDIA GROUP, INC.

By:	/s/Laird Laabs
	Name:	Laird Laabs
	Title:	President

/s/David V. Lott
David V. Lott